                                                                 Exhibit (d)(27)

                            FEE REDUCTION COMMITMENT

This FEE REDUCTION COMMITMENT is made as of February 17, 2006 by NORTHERN TRUST INVESTMENTS, N.A. ("NTI") and NORTHERN TRUST GLOBAL INVESTMENTS LIMITED ("NTGIL") (formerly known as Northern Trust Global Investments (Europe) Limited).

          WHEREAS, Northern Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, NTI and NTGIL (together, the "Advisers") serve jointly as investment advisers to the International Growth Equity Fund, and NTI serves as the investment adviser to the Select Equity, Small Cap Value, Stock Index, [Growth Opportunities], Small Cap Growth, Technology, Growth Equity, Income Equity, Mid Cap Growth, Large Cap Value, High Yield Municipal, Arizona Tax-Exempt, California Intermediate Tax-Exempt, California Tax-Exempt, Florida Intermediate Tax-Exempt, Intermediate Tax-Exempt, Tax-Exempt, California Municipal Money Market, Money Market, Municipal Money Market, U.S. Government Money Market, and U.S. Government Select Money Market Funds of the Trust (each a "Fund" and together, the "Funds"), pursuant to certain Investment Advisory and Ancillary Services Agreements dated July 31, 2000 and August 2, 2000, as amended, certain Assumption Agreements by and between NTI and The Northern Trust Company dated July 31, 2000 and January 1, 2001, and an Assumption Agreement by and between NTI, NTGIL and the Northern Trust Company dated May 2, 2001 (together, the "Investment Advisory Agreement"); and

          WHEREAS, NTI and NTGIL have previously reduced permanently their contractual fee rate under the Investment Advisory Agreement for the International Growth Equity Fund pursuant to a Fee Reduction Commitment dated July 31, 2002; and

          WHEREAS, NTI has previously reduced permanently its contractual fee rates under the Investment Advisory Agreement for the Stock Index Fund pursuant to certain Fee Reduction Commitments made as of July 31, 2002 and February 24, 2005; and for the Arizona Tax-Exempt, California Intermediate Tax-Exempt, California Tax-Exempt, High Yield Municipal, Florida Intermediate Tax-Exempt, Intermediate Tax-Exempt and Tax-Exempt Funds pursuant to a Fee Reduction Commitment dated July 31, 2004; and for the Large Cap Value Fund pursuant to a Fee Reduction Commitment dated July 31, 2002; and for the California Municipal Money Market, Money Market, Municipal Money Market, U.S. Government Money Market, U.S. Government Select Money Market, Income Equity, Growth Equity, Select Equity, Mid Cap Growth, Small Cap Value, Small Cap Growth, [Growth Opportunities] and Technology Funds pursuant to a Fee Reduction Commitment dated July 31, 2002; and

          WHEREAS, the Advisers desire to make a further permanent reduction of their contractual fee rates under the Investment Advisory Agreement for the Funds; and

          WHEREAS, the Advisers represent that the quality and quantity of their services under the Investment Advisory Agreement will not be affected by this commitment and that their obligations under the Investment Advisory Agreement will remain unchanged in all respects.

          NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Advisers, intending to be legally bound, agree as follows:

     1. Effective on March 24, 2006, the Advisers reduce permanently their contractual fee rates under the Investment Advisory Agreement for the Funds as follows:

          For the services provided and the expenses assumed by the Advisers pursuant to the Investment Advisory Agreement, the Trust will pay to NTI and/or NTGIL, as full compensation therefor, a fee at the following annual rates of each Fund's average net assets, which fee will be computed based on the net assets of the Fund on each day and will be paid to NTI and/or NTGIL, as applicable, monthly:

                 FUND                    ANNUAL FEE RATE
                 ----                    ---------------
Select Equity.........................        0.85%
Small Cap Value.......................        0.85%
Stock Index...........................        0.10%
[Growth Opportunities.................        1.00%]
International Growth Equity...........        1.00%
Small Cap Growth......................        1.00%
Technology............................        1.00%
Growth Equity.........................        0.85%
Income Equity.........................        0.85%
Mid Cap Growth........................        0.85%
Large Cap Value.......................        0.85%
High Yield Municipal..................        0.65%
Arizona Tax-Exempt....................        0.55%
California Intermediate Tax-Exempt....        0.55%
California Tax-Exempt.................        0.55%
Florida Intermediate Tax-Exempt.......        0.55%
Intermediate Tax-Exempt...............        0.55%
Tax-Exempt............................        0.55%
California Municipal Money Market.....        0.40%
Money Market..........................        0.40%
Municipal Money Market................        0.40%
U.S. Government Money Market..........        0.40%
U.S. Government Select Money Market...        0.40%

     2. Any future amendment to increase or otherwise reinstate the contractual fee rates under the Investment Advisory Agreement for the Funds as in effect prior to the date hereof must be approved by the shareholders of the affected Fund(s) as and to the extent required by the 1940 Act.

     3. This Fee Reduction Commitment shall be attached to and made a part of the Investment Advisory Agreement.

     4. The Investment Advisory Agreement shall continue in full force and effect as modified hereby.

          IN WITNESS WHEREOF, the Advisers have caused this instrument to be executed by its officers designated below as of the day and year first above written.

                                        NORTHERN TRUST INVESTMENTS, N.A.


Attest: /s/ Diane Anderson              By: /s/ Eric Schweitzer
        -----------------------------       ------------------------------------
                                            (Authorized Officer)


                                        NORTHERN TRUST GLOBAL INVESTMENTS
                                        LIMITED


Attest: /s/ Diane Anderson              By: /s/ Nicholas J. Ring
        -----------------------------       ------------------------------------
                                            (Authorized Officer)


ACCEPTED AND AGREED:

NORTHERN FUNDS


By: /s/ Lloyd A. Wennlund
    ---------------------------------
Title: President


                                      -3-